Exhibit 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER

Pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350) I, Douglas C. Haskett, II, as the Executive Vice President and Chief Financial Officer of Eastern Virginia Bankshares, Inc., certify that, to the best of my knowledge and belief, the Quarterly Report on Form 10-Q for the fiscal period ended March 31, 2011, which accompanies this certification, fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and the information contained in the Quarterly Report on Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Eastern Virginia Bankshares, Inc. at the dates and for the periods indicated. The foregoing certification is made pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350) and shall not be relied upon for any other purpose. The undersigned expressly disclaims any obligation to update the foregoing certification except as required by law.

Dated: May 16, 2011

/s/ Douglas C. Haskett, II
Douglas C. Haskett, II
Executive Vice President and Chief Financial Officer